UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 2.02            Results of Operations and Financial Condition.

On July 27, 2017, NuVasive, Inc. (the “Company”) issued a press release (the “Earnings Press Release”) announcing its financial results for the quarter ended June 30, 2017. A copy of the Earnings Press Release is furnished as Exhibit 99.1 to this Current Report.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2017, the Company issued a press release (the “Organizational Press Release”) announcing updates to its organizational structure, including changes in management roles and responsibilities. A copy of the Organizational Press Release is furnished as Exhibit 99.2 to this Current Report. The updated organizational structure includes the changes disclosed under this Item 5.02.

Jason Hannon, the Company’s President and Chief Operating Officer, is stepping down from his position effective August 1, 2017. Mr. Hannon indicated that he is stepping down to pursue other interests. Mr. Hannon will remain employed by the Company through September 1, 2017, and will thereafter serve as a consultant to the Company in an advisory capacity through December 31, 2017. The Company entered into a letter agreement with Mr. Hannon, dated July 27, 2017, which provides that Mr. Hannon shall receive remuneration as a consultant at his current base salary rate and, subject to his continued service to the Company in good standing through December 31, 2017, will remain eligible to receive an annual performance bonus for the year ended December 31, 2017 pro-rated for the period January 1, 2017 – September 1, 2017. The foregoing information is a summary of select terms from the letter agreement, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an Exhibit 99.3 to this Current Report.

Quentin Blackford, the Company’s Chief Financial Officer, tendered his resignation effective August 25, 2017. Mr. Blackford indicated that he is pursuing another opportunity outside the spine industry and has agreed to remain with the Company during this transition period. Mr. Blackford’s resignation is not the result of any dispute or disagreement with the Company, including any matters relating to the Company’s accounting practices or financial reporting. The Company intends to commence a search for a successor to Mr. Blackford.

Matthew Link, the Company’s President, U.S. Commercial, has been appointed to the role of Executive Vice President, Strategy, Technology and Corporate Development, effective August 1, 2017. In this newly created position, Mr. Link will lead product and systems development, global marketing, surgeon education, clinical research, and corporate development.

Mr. Link, age 42, has served as the Company’s President, U.S. Commercial, since July 2015. Mr. Link previously served as the Company’s President, U.S. Sales and Service, from January 2015 to July 2015, Executive Vice President of U.S. Sales, from January 2013 to January 2015, and Senior Vice President of Sales for the U.S. Eastern region, from January 2012 to December 2012. Mr. Link joined the Company in 2006 and has more than 15 years of experience in the healthcare industry, including prior service in several regional sales positions with DePuy Orthopedics and DePuy Spine. Mr. Link received a BSEd in Physical Education and Sports Medicine from the University of Virginia.

Upon his appointment as Executive Vice President, Strategy, Technology and Corporate Development, Mr. Link’s base salary will increase to $500,000 per year effective August 1, 2017, and he will be eligible to receive an annual bonus payment at a target level of $450,000. Mr. Link will also receive a one-time long-term incentive (“LTI”) award in the form of performance restricted stock units (“PRSUs”), to be granted on August 1, 2017 with a grant date value of $500,000. The PRSUs will be payable in shares of Company common stock at 0-150% of target, based on revenue achievement for the performance period July 1, 2017 – December 31, 2017. The shares subject to the PRSUs will cliff vest on August 1, 2020, subject to Mr. Link’s continued service with the Company and compliance with the terms of the grant agreement. Mr. Link will continue to be eligible for grants of LTI awards and other Company benefits.

Stephen Rozow, the Company’s Vice President, Global Operations, has been appointed to the role of Executive Vice President, Global Process Transformation, effective August 1, 2017. In this expanded role, Mr. Rozow will have oversight of the Company’s information technology, regulatory affairs, and quality assurance teams, in addition to his current manufacturing and supply chain responsibilities.

Mr. Rozow, age 48, has served as the Company’s Vice President, Global Operations, since April 2015. Prior to joining the Company, from November 2012 to April 2015, Mr. Rozow was with Rauland-Borg, most recently serving as EVP and Chief Operating Officer. Prior to joining Rauland-Borg, Mr. Rozow spent over 20 years with Zimmer, Inc., including senior roles in global manufacturing and operations. Mr. Rozow earned his B.S. in Mechanical Engineering from Purdue University and an M.B.A from the University of Notre Dame.

Upon his appointment as Executive Vice President, Global Process Transformation, Mr. Rozow’s base salary will increase to $395,000 per year effective August 1, 2017, and he will be eligible to receive an annual bonus payment at a target level of $296,250. Mr. Rozow will continue to be eligible for grants of LTI awards and other Company benefits.

Additional changes to management roles and responsibilities are disclosed in Item 8.01 of this Current Report.

Item 7.01	Regulation FD Disclosure

During a conference call scheduled to be held at 4:30 p.m. Eastern Time on July 27, 2017, the Company’s Chairman and Chief Executive Officer and the Company’s Chief Financial Officer will discuss the Company’s results for the quarter ended June 30, 2017 and the Company’s outlook for the year ending December 31, 2017. The Earnings Press Release is furnished as Exhibit 99.1 to this Current Report. The Company’s slide presentation for the conference call is furnished as Exhibit 99.4 to this Current Report.

The information contained in this Current Report pursuant to Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) and Exhibit 99.1, Exhibit 99.2 and Exhibit 99.4 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

In the Organizational Press Release, the Company also announced that it is integrating its current U.S. Commercial and International sales functions into a Global Commercial organization. Effective August 1, 2017, Skip Kiil, the Company’s Executive Vice President, International, is named Executive Vice President, Global Commercial.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits.

99.1	Press release issued by NuVasive, Inc. on July 27, 2017 announcing financial results for the quarter ended June 30, 2017
99.2	Press release issued by NuVasive, Inc. on July 27, 2017 announcing updates to organizational structure
99.3	Letter agreement with Jason Hannon dated July 27, 2017
99.4	Slide presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: July 27, 2017	By:	/s/ Quentin Blackford
Quentin Blackford
Executive Vice President and Chief Financial Officer, Head of Strategy and Corporate Integrity

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by NuVasive, Inc. on July 27, 2017 announcing financial results for the quarter ended June 30, 2017
99.2	Press release issued by NuVasive, Inc. on July 27, 2017 announcing updates to organizational structure
99.3	Letter agreement with Jason Hannon dated July 27, 2017
99.4	Slide presentation